SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ACCENT SOFTWARE INTERNATIONAL LTD.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               ISRAEL                                        N/A
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(STATE OF INCORPORATION OR ORGANIZATION)                (IRS EMPLOYER
                                                      IDENTIFICATION NO.)

28 PIERRE KOENIG STREET
JERUSALEM, ISRAEL                                           91530
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A(C)(1) PLEASE CHECK THE FOLLOWING BOX. [_]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A(C)(2) PLEASE CHECK THE FOLLOWING BOX. [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE SECURITIES EXCHANGE ACT OF 1934:

                                      NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934:

        TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
        -------------------                    ------------------------------

      UNITS, CONSISTING
      OF ONE ORDINARY SHARE,                     THE NASDAQ SMALLCAP MARKET
      NIS .01 PAR VALUE PER SHARE,
      AND ONE REDEEMABLE WARRANT,
      TO PURCHASE AN ORDINARY SHARE,
      EXPIRING ______ ___, 2001

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               The Registrant hereby incorporates by reference the description of the Units registered hereby as set forth in the following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the Securities Act"):

               (1) the description set forth under the caption "Description of Securities," contained in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed with the Commission on November 7, 1996 (Registration No. 333-7637); and

               (2) the description set forth under the caption "Description of Securities" in any subsequent amendment or in the final Prospectus Supplement relating to the Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.

ITEM 2.        EXHIBITS.

 I-1         - Form of Units
 I-2         - Form of Redeemable Warrant Agreement (included as Exhibit 4.6 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed with the Commission on November 7, 1996 (Registration No. 333-7637)



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

                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 14, 1996



                                       ACCENT SOFTWARE INTERNATIONAL LTD.


                                       By:    /s/  Herbert Zlotogorski
                                            -------------------------------
                                       Name:       Herbert Zlotogorski
                                       Title:      Senior Vice President





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


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER                              DESCRIPTION                            PAGE
------                              -----------                            ----


 I-1         - Form of Units

 I-2         - Form of Redeemable Warrant Agreement (included as Exhibit 4.6 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed with the Commission on November 7, 1996 (Registration No. 333-7637)






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